Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 7, 2017

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, California 91101

Re:	Western Asset Mortgage Capital Corporation Common Stock At-the-Market Offering Program

Ladies and Gentlemen:

We have acted as special counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), in connection with the Company’s sale of up to $100,000,000 aggregate offering price of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company, pursuant to the Equity Distribution Agreement, dated March 6, 2017, by and between JMP Securities LLC, as placement agent, the Company and Western Asset Management Company, as the manager of the Company (the “Sales Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-3 (File No. 333-194775) of the Company relating to the Shares and other securities of the Company filed on March 25, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement

Western Asset Mortgage Capital Corporation
March 7, 2017

effective on April 3, 2014 (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated March 24, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the prospectus supplement, dated March 7, 2017 (together with the Base Prospectus, the “Prospectus”) relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    an executed copy of the Sales Agreement;

(e)    an executed copy of a certificate of Adam Wright, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”)

(f)    a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of March 3, 2017, and certified pursuant to the Secretary’s Certificate;

(g)    a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(h)    a copy of certain resolutions of the Board of Directors of the Company, adopted on March 2, 2017, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Sales Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic or certified photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Sales Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Western Asset Mortgage Capital Corporation
March 7, 2017

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Sales Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP